UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CARDIUM THERAPEUTICS, INC.

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Investor Contact:

Bonnie Ortega

VP – Corporate Communications

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES FAVORABLE RECOMMENDATIONS FROM

ISS AND GLASS LEWIS FOR ANNUAL MEETING PROPOSALS

SAN DIEGO, CA – May 28, 2013 – Cardium Therapeutics (NYSE MKT: CXM) announced today that Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), the leading independent U.S. proxy advisory firms, each recommend that Cardium’s stockholders vote “FOR” all proposals in the proxy statement and recommends a “1 Year” advisory say on pay frequency with respect to the matters that will be considered at the Company’s upcoming annual meeting scheduled for June 6, 2013.

“We are pleased that Glass Lewis and ISS, the leading independent proxy and corporate governance advisory firms whose recommendations are relied upon by institutional shareholders, have recommended in favor of all proposals contained in our recent proxy statement. Each of these firms recommend a vote “For” the following: (1) re-election our Class I Directors, Edward W. Gabrielson, M.D. and Lon E. Otremba; (2) approval of the compensation paid to our named executive officers; (3) approval of the sale of the Series A Convertible Preferred Stock; (4) approval of a reverse stock split (5) approval of an increase to authorized common stock; and (6) ratification of the selection of our independent auditors. Our Board of Directors encourages all stockholders to submit their proxies in support of the Company’s proposals,” stated Christopher J. Reinhard, Cardium’s Chairman and CEO.

On April 29, 2013, the Company filed its definitive proxy statement on Schedule 14A in connection with the annual meeting. Cardium’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.cardiumthx.com.com. Only stockholders who held the Company’s common stock as of the record date of April 26, 2013 are eligible to vote at the annual meeting. Cardium’s stockholders are strongly advised to read the proxy statement carefully before making any voting decision.

Stockholders that have any questions relating to the Company’s annual meeting, voting methods, or require additional proxy materials should contact the Company’s proxy advisor, Georgeson, at 888-219-832.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen®

topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release and in the investor presentation available on the Company’s website and to be presented following the annual meeting of stockholders are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there is no assurance that planned product development efforts and clinical studies can be performed in an efficient and effective manner; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that certain elements of the preferred stock financing or other matters submitted for approval by stockholders will be approved by stockholders; that the Company will satisfy the requirements of its compliance plan and will otherwise continue to satisfy the listing requirements of its exchange or that its shares can continue to be listed on a national exchange; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; that the Company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that our To Go Brands business can be successfully integrated and expanded; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that the preferred stock offering can be completed as proposed or that the Company will not be adversely affected by risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2013 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Excellagen®, Excellarate™, LifeAgain™, Genedexa™, Neo-Apps®, MedPodium®, Neo-Energy®, Neo-Chill™ and Neo-Carb Bloc® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.